Exhibit 16

April 12, 2007

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE:	Dhanoa Minerals, Ltd.
File Ref. No 333-129864

We have read the statements of Dhanoa Minerals, Ltd. pertaining to our firm included under Item 4.01 of Form 8-K/A dated April 12, 2007 and agree with such statements as they pertain to our firm.

Regards,

Webb & Company, P.A.
Certified Public Accountants